Exhibit 1.1

PIXELPLUS CO., LTD.

and

JEFFERIES & COMPANY, INC.

and

EACH OF THE SELLING SHAREHOLDERS NAMED HEREIN

                             American Depositary Shares

representing                              Common Shares

(par value Won 500 per share)

UNDERWRITING AGREEMENT

Dated             , 2005

PIXELPLUS CO., LTD.

                             American Depositary Shares

representing an aggregate of                              Common Shares

Underwriting Agreement

            , 2005

JEFFERIES & COMPANY, INC.

    As Representative of the

    several Underwriters listed

    in Schedule 1 hereto

c/o Jefferies & Company, Inc.

520 Madison Avenue

New York, NY, 10022

Ladies and Gentlemen:

Pixelplus Co., Ltd. (the “Company”), a company incorporated in The Republic of Korea (“Korea”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of                              American Depositary Shares, representing the right to receive an aggregate of                      common shares of the Company, par value Won 500 per share (the “Common Shares”). The American Depositary Shares to be sold by the Company are herein called the “Underwritten ADSs” and the Common Shares to be sold by the Company are herein called “Underwritten Shares”. In addition, the Selling Shareholders named in Schedule 2 hereto (the “Selling Shareholders”) propose to grant to the Underwriters an option to purchase up to                      American Depositary Shares (the “Option ADSs”) representing the right to receive an aggregate of                      additional Common Shares (the “Option Shares”). The Underwritten ADSs and the Option ADSs are herein referred to as the “ADSs” and the Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”) to be dated as of             , 2005 among the Company, JPMorgan Chase Bank, N.A. as Depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive one-half of a Common Share deposited pursuant to the Deposit Agreement. The Shares in respect of the ADSs to be delivered on the Closing Date or the Additional Closing Date (each as hereinafter defined) are to be deposited with the Custodian (the “Custodian”) on behalf of the Depositary pursuant to the Deposit Agreement prior to the Closing Date or the Additional Closing Date, as the case may be, against issuance of ADRs evidencing such ADSs.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the ADSs, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-                    ) including a prospectus, relating to the Shares. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430A Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term “Prospectus” means the prospectus in the form first used to confirm sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when the sales were first made (the “Time of Sale”), the Company had prepared the following information (collectively [with the information referred to in the next succeeding sentence], the “Time of Sale Information”): a Preliminary Prospectus dated November     , 2005, and each free-writing prospectus (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto. [In addition, you have informed us that the Underwriters have orally conveyed the pricing information set out on Annex A to prospective purchasers prior to confirming sales.]1 If, subsequent to the date of this Agreement, the Company and the Underwriters have determined that such information included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein not misleading and have agreed to provide an opportunity to purchasers to terminate their old contracts and enter into new contracts, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first such new contract.

2. Purchase of the ADSs by the Underwriters.

(a) The Company agrees to sell the ADSs to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten ADSs set forth opposite such Underwriter’s name in Schedule 1 hereto at a purchase price of US$             per ADS (the “Purchase Price”), which represents the initial public offering price of US$             per ADS (the “Offering Price”) less the amount of underwriting discounts and commissions per ADS set forth in Section 2(d).

[1]	To be included if pricing information will be provided to buyers orally rather than through a term sheet (which would be a free writing prospectus and already listed on Annex B). Representation and warranties and opinions as to accuracy of the Time of Sale Information will include the pricing information, which will be listed on Annex B, on the assumption that the information will be conveyed by the Underwriters

In addition, each of the Selling Shareholders, severally and not jointly, agrees to sell the Option ADSs to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from each of the Selling Shareholders, the Option ADSs at the Purchase Price.

If any Option ADSs are to be purchased, the number of Option ADSs to be purchased by each Underwriter shall be the number of Option ADSs which bears the same ratio to the aggregate number of Option ADSs being purchased as the number of Underwritten ADSs set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Underwritten ADSs being purchased from the Company and the Selling Shareholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional ADSs as the Representative in its sole discretion shall make.

The Underwriters may exercise the option to purchase the Option ADSs at any time in whole or in part from time to time on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Company and the Selling Shareholders. Such notice shall set forth the aggregate number of Option ADSs as to which the option is being exercised and the date and time when the Option ADSs are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company and the Selling Shareholders understand that the Underwriters intend to make a public offering of the ADSs as soon after the effectiveness of this Agreement as, in the judgment of the Representative, is advisable, and initially to offer the ADSs on the terms set forth in the Prospectus. The Company and the Selling Shareholders acknowledge and agree that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter and that any such affiliate may offer and sell ADSs purchased by it to or through any Underwriter.

(c) The time and date of (i) payment for the Underwritten ADSs shall be immediately prior to 11:00 a.m., New York City time, on             , 2005 (which shall be on             , 2005, Seoul time) and (ii) delivery of the Underwritten ADSs shall be immediately after 11:00 a.m., New York City time, on             , 2005 of the Underwritten ADSs (which shall be on             , 2005, Seoul time) or, in each case of (i) and (ii), at the same time on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option ADSs, on the date and at the time specified by the Representative in the written notice of the Underwriters’ election to purchase such Option ADSs. The time and date of such delivery of the Underwritten ADSs is referred to herein as the “Closing Date” and the time and date for such delivery of the Option ADSs, if other than the Closing Date, is herein referred to as the “Additional Closing Date”, and each such time and date of delivery is herein referred to as the “Closing Date”.

(d) Immediately after the Company’s receipt of the payment for the aggregate Offering Price of the ADSs, the Company will issue a wire instruction that shall be irrevocable and unconditional (“Irrevocable Instruction”) to Hana Bank or a bank acceptable to the Representative on the Closing Date or the Additional Closing Date, as the case may be, to pay, or cause to be paid, to the Representative for the respective accounts of the several Underwriters, the underwriting discounts and commissions in an amount equal to US$             per ADS for the ADSs so purchased by such Underwriters hereunder (“Underwriting Commissions”). Payment of the Underwriting Commissions shall be made no later than the second business day after the Closing Date or the Additional Closing Date, as the case may be, by wire transfer of immediately available funds to the account designated by the Representative on the Irrevocable Instruction.

(e) The Underwritten ADSs and the Option ADSs to be purchased by each Underwriter, in such form and denominations and registered in such names as the Representative shall request in writing not later than two business days prior to the Closing Date or the Additional Closing Date, as the case may be, shall be delivered by or on behalf of the Company to the Representative for the respective accounts of such Underwriters, upon payment by such Underwriters pursuant to Section 2(c) hereof.

(f) Each of the Company and the Selling Shareholders acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of the ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholders.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the ADSs (each such communication by the Company or its agents and representatives, other than a communication referred to in clause (i) below, a “Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto and other written communications approved in writing in advance by the Representatives. Each such Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Free Writing Prospectus.

(d) Registration Statement and Prospectus. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, if applicable, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Status under the Securities Act. The Company is not an ineligible issuer as defined under the Securities Act, in connection with the offering of the ADSs.

(f) ADS Registration Statement. A registration statement on Form F-6 (File No. 333-            ) has been filed with the Commission; such registration statement in the form previously delivered to the Representative has been declared effective by the Commission in such form (such registration statement, as amended at the time it became effective, being hereinafter called the “ADS Registration Statement”); no stop order suspending the effectiveness of the ADS Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the ADS Registration Statement and any amendment thereto, if applicable, the ADS Registration Statement complied or will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein and or necessary in order to make the statements therein not misleading.

(g) Financial Statements. The audited consolidated financial statements and the related notes thereto included in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), as applicable, and present fairly the financial position of the Company and, to the extent applicable, its subsidiaries as of the dates indicated and the results of operations and the changes in cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby; the unaudited consolidated interim financial statements as of and for the period ended June 30, 2004 and 2005, respectively, have been reviewed by the Company’s independent accountants in accordance with Statement of Auditing Standards No. 100; the other financial information of the Company or any of its subsidiaries, as the case may be, included in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries (excluding any statistical data) and presents fairly the information shown thereby.

(h) No Material Adverse Change. Since the date of the most recent audited financial statements of the Company included in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(i) Organization. The Company and each of its subsidiaries listed in Schedule 3 have been duly organized and are validly existing under the laws of their respective jurisdictions of organization, are duly qualified to do business in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company’s subsidiaries, all of which are listed in Schedule 3 to this Agreement, is a significant subsidiary as is defined under Rule 1-02 under Regulation S-X.

(j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholders) have been duly and validly authorized and issued and are fully paid and non-assessable; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company as set out in Schedule 3, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) Deposit Agreement. The Deposit Agreement has been duly authorized, and when executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(n) The Shares. The Shares to be issued underlying the ADSs and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered against payment therefor as provided herein, such Shares will be duly and validly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus; no holder of the Shares or the ADSs will be subject to personal liability by reason of being such a holder. All of the outstanding shares of any classes of preferred shares of the Company (the “Preferred Shares”) conform in all material respects to the descriptions thereof contained in the Prospectus; and prior to or concurrently with the date of this agreement, all of the Preferred Shares will be converted into Common Shares of the Company and all such Common Shares will be duly and validly authorized and issued and fully paid and non-assessable.

(o) The ADSs. The Shares may be freely deposited by the Company with the custodian pursuant to the Deposit Agreement. Upon the due issuance by the Depositary of ADRs evidencing ADSs, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement; and the Deposit Agreement and ADSs will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(p) Absence of Transfer Restrictions. The Shares and ADSs, when issued, will be freely transferable by the Company to or for the account of the several Underwriters and will be freely transferable by the several Underwriters to the initial purchasers thereof under the laws of Korea except as described in the Prospectus.

(q) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(r) Legality and Enforceability of the Transaction Documents. Each of this Agreement, the Deposit Agreement and the ADRs evidencing the ADSs is in proper form under the laws of Korea to be enforced against the Company and the certificates for the Shares are in proper form to be legal and valid under the laws of Korea, and to ensure the legality, validity, enforceability or admissibility into evidence in Korea of this Agreement, the Deposit Agreement, the ADRs and the Shares, it is not necessary that this Agreement, the Deposit Agreement, the ADRs, the Shares or any other document be filed or recorded with any court or other authority in Korea or that any Korean stamp or similar tax be paid by the Underwriters or purchasers therefrom on or in respect of this Agreement, the Deposit Agreement, the ADRs, the Shares or any other document to be furnished hereunder or thereunder.

(s) No Violation or Default. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation or other organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the cases of (ii) and (iii) for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(t) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares, the deposit of the Shares with the Custodian pursuant to the Deposit Agreement against issuance of the ADRs evidencing the ADSs, the sale by the Company of the ADSs and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation or other organizational documents of the Company or any of its subsidiaries, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except for any violation in the case of clause (iii) that would not, individually or in the aggregate, have a Material Adverse Effect.

(u) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs, the sale by the Company of the ADSs and the consummation by the Company of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Shares and the ADSs under the Securities Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable securities laws of any applicable state of the United States in connection with the purchase and distribution of the Shares and the ADSs by the Underwriters, (iii) the filing of a report with the Ministry of Finance and Economy of Korea in connection with the issuance of the ADSs, which has been made and is in full force and effect, and (iv) the registration of the issuance of the Shares with the registry offices of the competent Korean courts having jurisdiction over the Company which is required to be made within two weeks from the issue of the Shares.

(v) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current, pending or threatened legal, governmental or regulatory actions, suits or proceedings to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be subject that are required under the Securities Act to be described in the Prospectus that are not so described and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information or the Prospectus that are not so filed or described.

(w) Independent Accountants. Samil PricewaterhouseCoopers, the Korean member firm of PricewaterhouseCoopers, who certified certain financial statements of the Company and its subsidiaries and provided a “comfort letter” with respect to the financial data of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

(x) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y) Title to Intellectual Property. Except as described in the Time of Sale Information and the Prospectus, the Company and its subsidiaries own, are licensed or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others except those that (i) do not materially interfere with the use made and proposed to be made of such Intellectual Property by the Company and its subsidiaries, or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described in such documents and in the Time of Sale Information.

(aa) Investment Company Act. The Company is not and, after giving effect to the issuance of the Shares and the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(bb) Absence of Stamp and Other Taxes. Except as set forth in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of Korea or to any political subdivision or taxing authority thereof or therein (other than any Korean tax payable by reason of the fact that, (x) for the Underwriters incorporated in Korea, their income generally is subject to corporate income tax in Korea, or (y) for the other Underwriters, they have a permanent establishment in Korea to which the relevant Korean source income is attributable) in connection with (i) the deposit with the Depositary of Shares against the issuance of ADRs evidencing ADSs, (ii) the sale and delivery of the ADSs to or for the respective accounts of the Underwriters, (iii) the execution and delivery of this Agreement or any other Transaction Document or (iv) the sale and delivery outside Korea by the Underwriters of the ADSs to the initial purchasers thereof in the manner contemplated herein, except stamp taxes, nominal in amount, due upon the execution in Korea of each copy of certain documents related to the foregoing transactions; provided that such ADSs are listed on the Nasdaq National Market at the time of sale and delivery of such ADSs.

(cc) Taxes. The Company and its subsidiaries have paid all taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or their respective properties or assets.

(dd) Passive Foreign Investment Company. The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and does not expect to become a PFIC for its taxable year ending December 31, 2005.

(ee) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(ff) No Labor Disputes. No material labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

(gg) Accounting Controls. Except as described in the Prospectus, the Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) Material Weaknesses. Except as set forth in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(ii) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividend to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loan or advance to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(kk) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the ADSs.

(ll) No Registration Rights. Except as described in the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance of the Shares or the sale of the ADSs.

(mm) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs in violation of the Exchange Act or the applicable Korean laws.

(nn) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(oo) Payments. Except as described in the Registration Statement and the Prospectus or this Agreement, all amounts payable by the Company in respect of the ADRs evidencing the ADSs or the underlying Shares shall be made free and clear of and without deduction for or on account of any tax imposed, assessed or levied by Korea or any authority thereof or therein nor is any tax imposed in Korea on, or by virtue of the execution or delivery of, such documents.

(pp) Dividends and Distributions. Other than as described in the Registration Statement and the Prospectus, no governmental approvals are currently required in Korea in order for the Company to pay cash dividends or other distributions declared by the Company to holders of Common Shares, including the Depositary or its nominee, or for the conversion by the Depositary of any cash dividends paid in Won to U.S. dollars or the repatriation thereof out of Korea.

(qq) Arm’s-Length Transactions. Other than as described in the Registration Statement and the Prospectus, none of the Company or any of its subsidiaries is engaged in any material transactions with its directors, officers, management, shareholders, or any other person, including persons formerly holding such positions, on terms that are not available from other parties on an arm’s-length basis.

(rr) Critical Accounting Policies. The Prospectus accurately and fully describes (i) accounting judgments and estimates which the Company believes to be the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (henceforth referred to as “Critical Accounting Policies”); (ii) uncertainties affecting the application of Critical Accounting Policies; and (iii) an explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions, and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies in the Prospectus and have consulted with their respective legal advisers and independent accountants with regard to such disclosure.

(ss) Liquidity and Capital Resources. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in the Prospectus accurately and fully describes: (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur, and (ii) neither the Company nor any of its subsidiaries is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or such subsidiary, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements. As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than more likely than not.

(tt) Trends in Financial Condition. The description set forth in the section of the Prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” presents fairly and accurately the factors management of the Company believe have in the past and will in the future affect the financial condition and results of operations of the Company and its subsidiaries.

(uu) Road Show. The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

4. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally, but not jointly, represents and warrants to each Underwriter that:

(a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney (the “Power of Attorney”), the Custody Agreement (the “Custody Agreement”) and the Termination Agreement (the “Termination Agreement”, and together with this Agreement, the Power of Attorney and the Custody Agreement, collectively referred to hereafter as the “Selling Shareholder Agreements”) and for the sale and delivery of the ADSs to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into each of the Selling Shareholder Agreements, and to sell, assign, transfer and deliver the ADSs to be sold by such Selling Shareholder hereunder; each of the Selling Shareholder Agreements has been duly authorized, executed and delivered by such Selling Shareholder.

(b) No Conflicts. The execution, delivery and performance by such Selling Shareholder of the Selling Shareholder Agreements, the sale of the ADSs to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the articles of incorporation or other organizational documents of such Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over such Selling Shareholder or any of its properties or assets, except for any violation in the case of clause (iii) that would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholders to consummate the transactions contemplated by the Selling Shareholder Agreements.

(c) Title to Shares. Such Selling Shareholder has good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Shareholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and upon the sale and delivery to the Underwriters of the Shares (in the form of ADSs), and payment therefor, pursuant to this Agreement, the custodian of the Depositary will acquire good and valid title to the Shares underlying the ADSs, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(d) No Stabilization. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs in violation of the Exchange Act or the applicable Korean laws.

(e) Registration Statement, Time of Sale Information and Prospectus. Such Selling Shareholder has provided for inclusion in the Registration Statement, the Time of Sale Information and the Prospectus (A) the name and address of such Selling Shareholder, (B) the number of Shares underlying ADSs that such Selling Shareholder is selling, and (C) other information relating to such Selling Shareholder included in the section entitled “Principal and Selling Shareholders” in the Registration Statement, the Time of Sale Information and the Prospectus as furnished in writing to the Company (collectively, the “Selling Shareholder Information”) and represents that such Selling Shareholder Information does not include any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Material Information. As of the date hereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, the sale hereunder of the Shares by such Selling Shareholder is not prompted by any material information concerning the Company or any of its Subsidiaries which is not set forth in the Prospectus or any supplement thereto.

(g) No Association with NASD. Except for JAFCO Asia Technology Fund, none of the Selling Shareholders nor any of their respective affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

(h) No stamp or other issuance or transfer taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands or the Republic of Korea, or any political subdivision or taxing authority thereof or therein, in connection with (A) the deposit with the Custodian of the Shares by such Selling Shareholder against the issuance of ADRs evidencing the ADSs to be sold by such Selling Shareholder, (B) the sale and delivery by such Selling Shareholder of the Shares and the ADSs to be sold by such Selling Shareholder to or for the respective accounts of the Underwriters or (C) the sale and delivery by the Underwriters of the Shares and such ADSs to the initial purchasers thereof in the manner contemplated by this Agreement.

(i) No Withholding Taxes. All amounts payable by such Selling Shareholder under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or the Republic of Korea (except such income taxes as may be imposed by the Cayman Islands or the Republic of Korea on payments hereunder to the Underwriter whose net income is subject to tax by the Cayman Islands or the Republic of Korea or withholding, if any, with respect to any such income tax) or any authority thereof or therein except as described in the Prospectus.

Furthermore, each of the Selling Shareholders represents and warrants that all of the Shares to be sold by such Selling Shareholders hereunder have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to the Company, as custodian (the “Custodian”), and that such Selling Shareholder has duly executed and delivered Powers of Attorney, in the form heretofore furnished to you, appointing the person or persons indicated in Schedule 4 hereto, and each of them, as such Selling Shareholder’s Attorneys-in-fact (the “Attorneys-in-Fact” or any one of them the “Attorney-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided herein, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

Each of the Selling Shareholders specifically agrees that the Shares held in custody for such Selling Shareholder under the Custody Agreement, are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law to the extent permitted under Korean law, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, to the extent permitted under Korean law, certificates representing such Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, dissolution or other event.

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Effectiveness of the Registration Statement. The Company will use its reasonable best efforts to cause the Registration Statement and the ADS Registration Statement to become effective at the earliest possible time and, will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, and the Company will furnish copies of the Prospectus and each Free Writing Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, two signed copies of each of the Registration Statement and the ADS Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith, and (ii) to each Underwriter (A) a conformed copy of each of the Registration Statement and the ADS Registration Statement as originally filed and each amendment thereto (without exhibits), and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered (or required to be delivered but for Rule 172 of the Securities Act) in connection with sales of the ADSs by any Underwriter or dealer.

(c) Amendments or Supplements. Before preparing, using, authorizing, approving, referring to or filing any Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement and the ADS Registration Statement has become effective; (ii) when any amendment to the Registration Statement or the ADS Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or the ADS Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comment from the Commission relating to the Registration Statement or the ADS Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares or the ADSs for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares or the ADSs and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters in such quantities as the Representative may reasonably request and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law.

(f) Blue Sky Compliance. The Company will qualify the Shares and the ADSs for offer and sale under the securities of such jurisdictions, including Singapore and Canada, as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the ADSs.

(g) Earnings Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 180 days after the date of the Prospectus (the “Lock-up Period”), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any (x) Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (y) depositary receipts evidencing shares of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (or the right to receive such shares or securities) (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (A) the ADSs to be sold hereunder (and the Shares in respect thereof); (B) any Common Shares to be issued upon the exercise of options granted under existing employee stock option plans; and (C) any options to be granted under the Company’s existing option plans and the Registration Statement on Form S-8 to register shares of stock underlying the Company’s options, provided that in the case of (B) and (C), any holder of Lock-Up Securities who acquired such Lock-Up Securities pursuant to the exceptions set forth in (A) and (B), as applicable, shall agree to be bound in writing by the terms of the restrictions in this Agreement with respect to the Lock-Up Securities during the remainder of the 180-day period. The foregoing restriction is expressly agreed to preclude the Company from engaging in any hedging, derivative or other similar transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-up Securities, even if such Lock-up Securities would be disposed of by someone other than the Company. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities. Notwithstanding any provision herein to the contrary, however, if (1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this provision shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous sentence will be delivered by the Representatives to the Company as further set forth in this Agreement and that any such notice properly delivered will be deemed to have been given to, and received by, the Company.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the ADSs as described in the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs.

(k) Exchange Listing. The Company will use its best efforts to list for quotation the ADSs on the National Association of Securities Dealers Automated Quotations National Market (the “Nasdaq National Market”).

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(n) Reports. For a period of three years from the date hereof, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares and the ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system or any foreign securities regulatory agency or stock exchange, other than such reports, communications or financial statements that are made publicly available.

(o) The Depositary. The Company will cooperate in procuring from the Depositary on the Closing Date and the Additional Closing Date, if applicable, certificates satisfactory to the Representative evidencing the deposit of the Shares with the custodian in accordance with the Deposit Agreement being so deposited against issuance of ADRs evidencing the ADSs to be delivered, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(p) Announcements. Between the date hereof and the Closing Date (both dates inclusive), the Company will not, without the prior approval of the Representative (such approval not to be unreasonably withheld, conditioned or delayed), make any official announcement (other than any notices or filings required to be submitted to or filed with Korean authorities, including the Financial Supervisory Commission and the Ministry of Finance and Economy, pursuant to Korean laws and regulations) which would have an adverse effect on the marketability of the ADSs.

(q) Investment Company Act. The Company will take such steps as shall be necessary to ensure that, prior to the expiration of three years after the Closing Date, it shall not be required to be registered as an “investment company” under Section 8 of the Investment Company Act.

(r) Taxes. The Company will pay or cause to be paid all Taxes as provided under Section 12(c) hereof.

(s) Payment of Underwriting Commissions. The Company will pay or cause to be paid all Underwriting Commissions to the Representative no later than the second business day following the Closing Date or the Additional Closing Date, as the case may be (each, a “Commissions Payment Date”). The Company hereby agrees that if any Underwriting Commission is not paid by the end of the applicable Commissions Payment Date, any past due amount shall bear interest for the period beginning from and including the date on which such payment was due, to but excluding the date on which the payment is made at a rate per annum equal to 5 % plus LIBOR, which together with the past due amount shall be paid to the Representative on the date on which the past due amount is paid, provided, however, that no interest shall accrue for any period in which a payment delay is solely caused by factors beyond the control of the Company, including delays caused by any governmental or other regulatory authorities.

6. Further Agreements of the Selling Shareholders. Each of the Selling Shareholders severally and not jointly agrees with each Underwriter that:

(a) Clear Market. During the Lock-up Period, each of the Selling Shareholders will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any (x) Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (y) depositary receipt evidencing Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (or the right to receive such shares or securities) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares, without the prior written consent of the Representative, in each case other than any sale or transfer of Lock-Up Securities by such Selling Shareholder to an affiliate of such Selling Shareholder, provided that the affiliate of such Selling Shareholder shall agree to be bound in writing by the terms of the restrictions in this Agreement with respect to the Lock-Up Securities during the remainder of the 180-day period. The foregoing restriction is expressly agreed to preclude the Selling Shareholders from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-up Securities, even if such Lock-up Securities would be disposed of by someone other than the Selling Shareholder. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities. Notwithstanding any provision herein to the contrary, however, in the event that the Company intends to publish or make a public announcement of its earnings (i) within 15 days prior to the expiration of the Lock-up Period, the Lock-up Period shall be automatically extended to expire on the 17th day after such publication or public announcement of earnings; or (ii) within 15 days after the expiration of the Lock-up Period, the Company shall notify the Representative no later than 17 days before the scheduled date of the earnings publication or public announcement and the Lock-up Period shall be automatically reduced to expire on the 16th day before the proposed publication or public announcement date.

(b) Tax Form. The Company will deliver to the Representative prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(c) Notification of Changes. Such Selling Shareholder will advise the Representative promptly, and if requested by the Representative, will confirm such advice in writing, within the Prospectus Delivery Period, of any new material information relating to the Company not disclosed in the Prospectus which comes to the attention of such Selling Shareholder.

(d) Stamp Duty and Other Transaction Taxes. Each Selling Shareholder will indemnify and hold harmless the Underwriters against any stamp duty or other issue, transaction, value-added (VAT) or similar tax, fund or duty (including court fees), commission or brokerage charges, including any interest and penalties payable in Korea which are or may be required to be paid in or in connection with, the creation, allotment, issuance, offer, sale and distribution of such Selling Shareholders’ Shares or the ADSs and the execution and delivery of the Transaction Documents.

(e) Taxes. The Selling Shareholders will pay or cause to be paid all Taxes as provided under Section 12(c) hereof.

7. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. The Registration Statement and the ADS Registration Statement (or if a post-effective amendment to the Registration Statement or the ADS Registration Statement is required to be filed under the Securities Act, such post-effective amendment) shall each have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Shareholders made in any certificate delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate (i) of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (A) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officers, the representation set forth in Section 3(b) hereof is true and correct, (B) confirming that the representations and warranties of the Company, other than the representation set out in Section 3(b) in this Agreement, are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Additional Closing Date, as the case may be, and (C) to the effect set forth in paragraphs (a) and (c) above and (ii) of the Selling Shareholders, in form and substance reasonably satisfactory to the Representative, (A) confirming that the representations and warranties of such Selling Shareholders in this agreement are true and correct and that such Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Samil PricewaterhouseCoopers, the Korean member firm of PricewaterhouseCoopers, shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Opinion of U.S. Counsel for the Company. Paul, Hastings, Janofsky & Walker, United States counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B hereto.

(g) Opinion of U.S. Counsel for the Selling Shareholders. Paul, Hastings, Janofsky & Walker, United States counsel for the Selling Shareholders, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto.

(h) Opinion of Korean Counsel for the Company. Evergreen Law Group, Korean counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

(i) Opinion of Korean Counsel for the Selling Shareholders. Evergreen Law Group, Korean counsel for the Selling Shareholders, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E hereto.

(j) Opinion of U.S. Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, United States counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) Opinion of Korean Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Shin & Kim, Korean counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) Opinion of Counsel for the Depositary. Ziegler, Ziegler & Associates LLP, United States counsel for the Depositary, shall have furnished to the Representative, at the request of the Depositary, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex F hereto.

(m) Opinion of Cayman Counsel for the Selling Shareholders. Conyers Dill & Pearman, counsel for the Selling Shareholders, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex G hereto.]

(n) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, including the Financial Supervisory Commission and other Korean authorities, that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance of the Shares, the deposit of such Shares with the Custodian on behalf of the Depositary against issuance of the ADRs evidencing the ADSs or the sale of such ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance of the Shares, the deposit of such Shares with the Depositary against issuance of the ADRs evidencing the ADSs or the sale of such ADSs.

(o) Exchange Listing. The ADSs to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

(p) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Company and certain shareholders, optionholders, officers and directors of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to the Company on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(q) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(r) No Objection. The National Association of Securities Dealers, Inc. has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(s) Deposit Agreement. The Deposit Agreement shall be in full force and effect.

(t) Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate, satisfactory to the Representative, of one of its authorized officers with respect to the execution and delivery of the ADRs evidencing the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Underwriters reasonably request.

(u) Conversion of all Preferred Shares. All of the Preferred Shares shall have been converted into Common Shares in accordance with the terms of the Termination Agreement.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of the Underwriters by the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, in proportion to the number of Shares to be sold by such Selling Shareholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the information relating to any Selling Shareholder furnished in writing to the Company by such Selling Shareholder expressly for use therein.

(c) Indemnification of the Company and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Selling Shareholder, its affiliates, directors and officers and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in paragraphs (a) and (b) above, but only with respect to any loss, claim, damage or liability that arises out of, or is based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph on page 122 of the Prospectus under the caption “Underwriting”, the information contained in the last paragraph on page 123 of the Prospectus and the first and second paragraphs on page 124 of the Prospectus in regards to passive market making/stabilization under the caption “Underwriting” [;and the following information in the Free Writing Prospectus dated             , 20    : [insert description of information provided by Underwriters]].

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a), (b) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall promptly pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Jefferies & Company, Inc., any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders shall be designated in writing by the Attorney-in-Fact. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, each of the Selling Shareholders and the Underwriters, as the case may be, from the offering of the ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, each of the Selling Shareholders and the Underwriters, as the case may be, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, each of the Selling Shareholders and the Underwriters shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company, each of the Selling Shareholders from the sale of the ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the ADSs. The relative fault of the Company, each of the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, each of the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint. Further, notwithstanding the provisions of this Section 8, in no event shall any Selling Shareholder be required to indemnify or contribute any amount in excess of the amount by which the total Purchase Price for the ADSs sold by such Selling Shareholder to the Underwriters exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay. The Selling Shareholders’ obligations to indemnify or contribute pursuant to this Section 8 are several in proportion to their respective ADSs sold hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any right or remedy which may otherwise be available to any Indemnified Person at law or in equity.

9. Effectiveness of Agreement. This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) receipt by the Company and the Representative of notice of the effectiveness of both the Registration Statement and the ADS Registration Statement (or, if applicable, any post-effective amendment thereto).

10. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and the Selling Shareholders, after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date, if (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq National Markets, or the Korea Stock Exchange; (ii) a general moratorium on commercial banking activities in New York City or in Korea shall have been declared by federal, New York State or the Korean authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

11. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms. If other persons become obligated or agree to purchase the ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of U.S. counsel for the Company or U.S. counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of ADSs to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of ADSs that such Underwriter agreed to purchase on such date) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of ADSs to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase ADSs on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12. Payment of Expenses; Taxes. The Company, the Underwriters and the Selling Shareholders shall pay such fees, expenses and taxes incurred in connection with the transactions contemplated herein in accordance with the provisions of a side letter agreement dated the date hereof among such parties relating to the payment of such fees and expenses.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or Seoul, Korea; (c) the term “subsidiary” means the companies listed in Schedule 3; and (d) the term “LIBOR” means, for U.S. dollar deposits for a period of six (6) months, or such other period to be determined by the Representative and the Company if such rate is not available, that appears on the screen display designated as “Page 3750” on the Telerate Service (or such other screen display or service as may replace it for the purpose of displaying British Bankers’ Association LIBOR rates for U.S. dollar deposits in the London interbank market) at or about 11:00 a.m. London time on the Closing Date or the Additional Closing Date, as the case may be.

16. Miscellaneous.

(a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by Jefferies & Company, Inc. on behalf of the Underwriters, and any such action taken by Jefferies & Company, Inc. shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

Notices to the Underwriters:

To the Representative c/o Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022

(fax: (+1)[                    ]); Attention: Equity Capital Markets.

Notices to the Company:

Pixelplus Co., Ltd., 5th Floor, Intellige I, KINS Tower, 25-1 Jeongja-dong, Bundang-gu, Seongnam-si, Gyeonggi-do 463-811, The Republic of Korea (fax: [                    ] ); Attention: Chief Executive Officer.

Notices to the Selling Shareholders:

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of laws principles thereof.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Jurisdiction and Venue; Agent for Service. Each of the Company and the Selling Shareholders hereby irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York (each, a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Selling Shareholders has validly and irrevocably appointed CT Corporation System at 111 Eighth Avenue, New York, New York 10017, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding in any New York Court and expressly consents to the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding and waives any other requirements of, or objections to, personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and the Selling Shareholders represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid; provided that if for any reason the Authorized Agent named above ceases to act as Authorized Agent hereunder for the Company or any of the Selling Shareholders, the Company or such Selling Shareholder will appoint another person acceptable to the Representative in the Borough of Manhattan, The City of New York and the State of New York, as Authorized Agent. Service of process upon the Authorized Agent and written notice of such service to the Company or the Selling Shareholders shall be deemed, in every respect, effective service of process on the Company or the Selling Shareholders, as applicable.

(g) Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholders will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute separate and independent obligations of the Company and the Selling Shareholders and shall continue in full force and effect notwithstanding any judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PIXELPLUS CO., LTD.

By
Name:
Title:

SELLING SHAREHOLDERS

By
Name:
Title:	Attorney-in-fact, acting on behalf of the Selling Shareholders

Accepted:              , 2005

JEFFERIES & COMPANY, INC.

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By
Name:
Title:	Attorney-in-fact

SCHEDULE 1

U.S. Underwriters	Number of Underwritten ADSs
Jefferies & Company, Inc
WR Hambrecht+Co, LLC

Total

International Underwriters	Number of Underwritten ADSs
Jefferies International Limited
WR Hambrecht+Co, LLC

Total

Sch-1-1

SCHEDULE 2

[LIST OF SELLING SHAREHOLDERS][PH to confirm]

Selling Shareholders	Number of Common Shares to be sold in the form of ADSs
JAFCO Asia Technology Fund
MIC 2001-4TG Venture Partnership
Postech Venture Capital
Korea Venture Investment Company
Korea Venture Fund

Sch-2-1

SCHEDULE 3

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Company Percentage Ownership
Pixelplus Semiconductor, Inc.	California, U.S.A.	100%
Pixelplus Shanghai Ltd.	Shanghai, PRC	100%
Pixelplus Asia Co., Limited	Hong Kong, S.A.R.	100%

Sch-3-1

SCHEDULE 4

Attorneys-in-Fact of the Selling Shareholders

Sch-3-1

ANNEX A

Free Writing Prospectuses included in the Time of Sale Information

Sch-3-1

ANNEX B

[Form of Opinion of U.S. Counsel for the Company]

(i)	The Deposit Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York and, assuming that the Deposit Agreement constitutes a valid and legally binding agreement of the Depositary, constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms.

(ii)	Assuming the due authorization, execution, issuance and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of the Shares in accordance with the provisions of the Deposit Agreement and payment therefor in accordance with the Underwriting Agreement, such ADSs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the benefits specified therein and in the Deposit Agreement.

(iii)	The Underwriting Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York.

(iv)	The ADSs, the ADRs and the Deposit Agreement conform, in all material respect, to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus under the caption description of American Depositary Shares.

(v)	The statements set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Taxation – United States Taxation”, insofar as they purport to constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute complete, fair and accurate summaries of the matters described therein in all material respects.

(vi)	The deposit of the Shares and the issuance of the ADRs pursuant to the Deposit Agreement, the issuance and sale of the ADSs pursuant to the Underwriting Agreement, the performance by the Company of its obligations under the Underwriting Agreement the Deposit Agreement will not result in any violation of any U.S. federal or New York state statute or any rule or regulation known to us and applicable to the Company, or any order issued pursuant to any U.S. federal or New York state statute by any U.S. federal or New York state governmental agency or body.

(vii)	No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York governmental agency or body is required for the deposit of the Shares and the issuance of the ADRs pursuant to the Deposit Agreement, the issuance and sale of the ADSs pursuant to the Underwriting Agreement, the performance by the Company of its obligations under the Underwriting Agreement and the Deposit Agreement, except such as have been obtained and made under the Securities Act of 1933 (the “Act”) and such as may be required under state securities laws.

Annex A-1

(viii)	There are no contracts, agreements or understandings known to us between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(ix)	The Registration Statements and the ADS Registration Statement have been declared effective under the Act, each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph Rule 424(b) under the Act ; and no stop order suspending the effectiveness of the Registration Statements or the ADS Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or in connection with the offering is pending or, to our knowledge, threatened by the Commission.

(x)	Under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 16 of the Underwriting Agreement and Section [ ] of the Deposit Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”) in any action arising out of or relating to the Underwriting Agreement or the Deposit Agreement or the transactions contemplated hereby or thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed CT Corporation System at 111 Eighth Avenue, New York, New York 10017, as its authorized agent for the purpose described in Section 16 of the Underwriting Agreement and Section [ ] of the Deposit Agreement; and service of process effected on such agent in the manner set forth in Section 16 of the Underwriting Agreement and Section [ ] of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company.

(xi)	The Company is not and, after giving effect to the offering and sale of the ADSs, Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

Annex A-2

(xii)	The Registration Statement, the ADS Registration Statement, the Time of Sale Information and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; we have no reason to believe that any part of the Registration Statement and the ADS Registration Statement, and each amendment thereto, as of its effective date or as of the date of this opinion, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; that the Time of Sale Information, at the time when sales were first confirmed (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of the date of this opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statements, the ADS Registration Statement, the Time of Sale Information and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and we do not know of any legal or governmental proceedings required to be described in the Registration Statement, the ADS Registration Statement, the Time of Sale Information or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement, the ADS Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement or the ADS Registration Statement which are not described and filed as required; it being understood that we express no opinion as to the financial statements or other financial data contained in the Registration Statement, the ADS Registration Statement, the Time of Sale Information or the Prospectus.

Annex A-3

ANNEX C

[Form of Opinion of U.S. Counsel to the Selling Shareholders]

(a) The Underwriting Agreement has been duly and validly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;

(b) The Custody Agreement and the Power of Attorney of each Selling Shareholder have been duly authorized, executed and delivered by such Selling Shareholder and are valid and legally binding agreements of such Selling Shareholder;

(c) The deposit of the Shares by such Selling Shareholder with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered by such Selling Shareholder, the sale of the ADSs sold by each of the Selling Shareholders, and the execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, the Underwriting Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transaction contemplated thereby will not result in any violation of any U.S. federal or New York state statute or any rule or regulation known to us and applicable to the Selling Shareholders, or any order issued pursuant to any U.S. federal or New York state statute by any U.S. federal or New York state governmental agency or body;

(d) No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement, the Custody Agreement and the Power of Attorney by each of the Selling Shareholders and consummation of the transactions contemplated thereby including the sale of the ADSs by the Selling Shareholders or the deposit of the Ordinary Shares with the Depositary against issuance of the ADSs evidencing the ADRs to be delivered at the Closing Date;

(e) Under the laws of the State of New York relating to personal jurisdiction, each of the Selling Shareholders has, pursuant to Section 16 of the Underwriting Agreement, validly and irrevocably submitted to the personal jurisdiction of any New York Court in any action arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed [NAME OF AUTHORIZED AGENT] as its authorized agent for the purpose described in Section 16 of the Underwriting Agreement; and service of process effected on such agent in the manner set forth in Section 16 thereof will be effective to confer valid personal jurisdiction over such Selling Shareholder.;

(f) Each of the Selling Shareholder is the sole owner of the Shares to be sold by it and has the full right, power and authority to sell, assign, transfer and deliver such Shares in the form of ADSs pursuant to this Agreement; such Selling Shareholder has, and immediately prior to each Closing Date, as applicable, will have, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims; and upon the sale and delivery to the Underwriters of such ADSs and payment therefor, pursuant to this Agreement, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will be freely transferable by the Selling Shareholder to the Underwriters.

Annex A-1

ANNEX D

[Form of Opinion of Korean Counsel to the Company]

(i)	The Company and each of its Korean subsidiaries have been duly organized and are validly existing under the laws of Korea, are duly qualified to do business in Korea, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)	The Company has an authorized capitalization as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the heading “Capitalization”; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; and all of the issued and outstanding shares of capital stock or other equity interests of each Korean subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and the Company directly owns approximately the percentage of the issued and outstanding capital stock of each Korean subsidiary set out in Schedule 2 of the Underwriting Agreement.

(iii)	The Shares to be sold by the Company in the form of ADSs have been duly and validly authorized and issued and when delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and conform in all material respects to the description thereof contained in the Time of Sale Information, Prospectus and the Registration Statement. The shareholders of the Company have no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options (except for employee stock option plans existing on the date hereof for the Company). Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Shares may be freely deposited with the Depositary against issuance of ADRs evidencing ADSs; the Shares and ADSs are freely transferable by the Company to or for the account of the several Underwriters and are freely transferable by the several Underwriters to the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or ADSs under the laws of Korea or the Deposit Agreement.

Annex-B-1

(iv)	All dividends and other distributions declared and payable on the shares of capital stock of the Company (including any such dividends or distributions to be paid to the Depositary) to a non-resident of Korea who legitimately holds such shares may under the current laws and regulations of Korea be converted into foreign currency that may be remitted out of Korea, subject to the requirement to submit relevant documents to the designated foreign exchange bank in Korea to verify (x) that the amount being remitted conforms to the amount required to be paid, and (y) whether or not any necessary approval or report requirement, if any, has been met. There is no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company among the Common Shares and other outstanding shares of capital stock of the Company and all holders (on the record date) of such Common Shares will be entitled, on the same basis as such other outstanding shares of capital stock of the Company, to payment of full dividends, if any such dividends are declared.

(v)	The Company has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken. The Underwriting Agreement has been duly authorized, executed and delivered by the Company. The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(vi)	Except as set forth in the Prospectus, the Time of Sale Information and the Registration Statement, assuming that neither the Underwriting Agreement nor the Deposit Agreement is executed and delivered in Korea, no stamp or other issuance or transfer taxes or duties, and no capital gains, income, withholding or other taxes, are payable by or on behalf of the Underwriters to Korea or any political subdivision or taxing authority thereof or therein (other than Korean tax payable by reason of the fact that its income generally is subject to tax in the Korea) in connection with (i) the deposit with the Depositary of the Common Shares against issuance of the ADRs evidencing the ADSs, (ii) the sale and transfer of ADSs to the Underwriters (except payment of selling concessions and underwriting concessions payable to the Underwriters, as to which we express no view) or (iii) the sale and delivery outside Korea by the Underwriters of ADSs to the purchasers thereof in the manner contemplated in the Underwriting Agreement and the Prospectus, the Time of Sale Information and the Registration Statement, except that Korean stamp tax, nominal in amount, must be paid if certain agreements are executed in Korea.

(vii)	To ensure the validity, enforceability or admissibility into evidence of the Underwriting Agreement, the ADSs or the Deposit Agreement, it is not necessary that the Underwriting Agreement, the ADSs or the Deposit Agreement or any other document to be furnished thereunder be filed or recorded with any court or other authority in Korea or that any tax of Korea (other than stamp tax) or any political subdivision thereof be paid on or in respect of any such document, provided that in order to be admissible in a Korean court, the above referenced documents should be accompanied by a Korean language translation thereof.

Annex B-2

(viii)	The deposit of the Shares with the Depositary against receipt of ADRs evidencing the ADSs, the sale of the Shares and the issue of the ADSs and the performance by the Company of its obligations under the Underwriting Agreement, any options to purchase additional Shares thereunder and the Deposit Agreement, the execution and delivery by the Company of the Underwriting Agreement and the Deposit Agreement and the consummation of the transactions therein contemplated, to the best of our knowledge, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or give rise to any right to accelerate the maturity or require the prepayment or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Korean subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Korean subsidiaries is a party or by which the Company or any of its Korean subsidiaries is bound or to which any of the property or assets of the Company or any of its Korean subsidiaries is subject; nor will such actions result in any violation of, or conflict with, the provisions of the articles of incorporations of the Company or any of its Korean subsidiaries or any other statute, law, order, decree, rule or regulation having the force of law of any court or governmental agency or body having jurisdiction over the Company or any of its Korean subsidiaries or any of their properties or assets.

(ix)	No consent, approval, authorization or order of, or qualification with, any governmental body or agency of Korea is required under Korean law for the deposit of the Shares with the Depositary against receipt of ADRs evidencing the ADSs, the issue and sale of the ADSs and the performance by the Company of its obligations under the Underwriting Agreement and the Deposit Agreement, as the case may be, except for (i) the written report filed with the Ministry of Finance and Economy of Korea which has been filed and (ii) the registration of the issuance of the Shares with the Registry Offices of the competent Korean courts having jurisdiction over the Company which is required to be made within two weeks from the issue of the Shares.

(x)	The statements of Korean law set forth in the Prospectus, the Time of Sale Information and the Registration Statement under the captions “Risk factors”, “Business”, “Management”, “Principal and selling shareholders”, “Description of share capital”, “Korean foreign exchange controls and securities regulations” and “Enforceability of civil liability” are true and correct in all material respects.

Annex B-3

(xi)	The statements set forth in the Prospectus, the Time of Sale Information and the Registration Statement under the heading “Taxation—Korean taxation” insofar as such statements purport to summarize material Korean tax laws relating to the ADSs, provide a complete, fair and accurate summary of the material Korean tax consequences of an investment in the ADSs by certain non-residents of Korea.

(xii)	The Registration Statement and the ADS Registration Statement and the filing of the Registration Statement and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company; and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(xiii)	Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(xiv)	The Company and its Korean subsidiaries own, possess or have obtained all licenses, certificates, permits and other authorizations issued from, and have made all declarations and filings with, the appropriate governmental or regulatory authorities that are necessary for the ownership or lease of their properties or the conduct of their businesses in Korea, as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company or any of its Korean subsidiaries has not received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(xv)	The Company and its Korean subsidiaries own, are licensed or possess adequate rights to use all Intellectual Property necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and neither the Company nor any of its Korean subsidiaries has received any notice of any claim of infringement or conflict with any such rights of others except those that (i) do not materially interfere with the use made and proposed to be made of such Intellectual Property by the Company or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xvi)	The Company and its Korean subsidiaries have good and marketable title to all real property and good and marketable title to, or have a valid right to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Korean subsidiaries, in each case free and clear of all liens, encumbrances, claims, defects and imperfections of title, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or its Korean subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Annex B-4

(xvii)	Under the laws of Korea, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights as legal owner of the Shares underlying the ADSs through the Depositary or its nominee registered as representative of the beneficial owners of the ADSs in a suit, action or proceeding against the Company.

(xviii)	Other than as described in the Registration Statement, the Time of Sale Information and the Prospectus, no governmental approvals are currently required in Korea in order for the Company to pay cash dividends or other distributions declared by the Company to holders of Common Shares, including the Depositary or its nominee, or for the conversion by the Depositary of any cash dividends paid in Won to U.S. dollars or the repatriation thereof out of Korea and no other withholding or other taxes under the laws and regulations of Korea will be imposed in connection with the declaration and payment by the Company of dividends and other distributions in respect of shares of its capital stock.

(xix)	The Company has the power, under the laws of Korea, to submit, and has taken all necessary action (corporate or otherwise) to submit, including, to the extent necessary under the laws of Korea, a valid waiver of immunity, to the jurisdiction of any New York Courts, and to appoint, and has taken all necessary action (corporate or otherwise) to appoint, CT Corporation System at 111 Eighth Avenue, New York, New York 10017, as the authorized agent of the Company for the purposes and to the extent described in the Underwriting Agreement and the Deposit Agreement, as the case may be.

(xx)	The Underwriters would be permitted to commence actions or proceedings in Korean courts of competent jurisdiction based on the Underwriting Agreement and the Deposit Agreement and the holders of the Shares or the ADSs would be permitted to commence proceedings in Korean courts of competent jurisdiction over any such action or proceeding, and such Korean courts would recognize the agreement to the choice of law provisions set forth in the Underwriting Agreement and the Deposit Agreement insofar as the choice of law provisions thereof are valid under the law so chosen and the application of relevant provisions of the law so chosen is not manifestly contrary to the public policy of Korea; provided that, in case any legal proceeding is brought in a Korean court, the Korean court would apply (i) Korean law bearing upon the capacity of a Korean party to enter into contracts and (ii) the laws of Korea which should be mandatorily applied by their nature irrespective of the governing law.

Annex B-5

(xxi)	If any judgment of a competent court outside Korea was rendered against the Company in connection with any action arising out of or relating to the Underwriting Agreement, the Deposit Agreement or the ADRs, as the case may be, the courts of Korea will recognize such judgment as a valid judgment and enforce such judgment without re-examination of the merits; provided, that (a) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with the international jurisdiction principles under Korean law and applicable treaties, (b) the Company was duly served with service of process (other than by publication or similar means) in sufficient time to enable the Company to prepare its defense in conformity with applicable laws (provided that service of process by mail as contemplated under Section [ ] of the Deposit Agreement may not be considered duly served) or responded to the action without being served with process, (c) recognition of such judgment is not contrary to the public policy of Korea, and (d) judgments of the courts of Korea are accorded reciprocal treatment under the laws of the jurisdiction which renders such judgment.

(xxii)	It is not necessary under the laws of Korea (i) to enable the Underwriters, any holder of ADSs or the Depositary, or any or all of them, to enforce their respective rights under the Underwriting Agreement, Deposit Agreement, the ADSs or any other document to be furnished hereunder, provided that they are not otherwise engaged in business in Korea, or (ii) solely by reason of the execution, delivery or consummation of any of the Underwriting Agreement, the Deposit Agreement, the ADSs or any other documents to be furnished thereunder, that any Underwriters, any holder of ADSs or the Depositary be licensed, qualified or entitled to carry out business in Korea.

(xxiii)	No Underwriter or holder of ADSs will be deemed resident, domiciled, carrying on business or subject to taxation in Korea solely by reason of the execution, delivery, consummation or enforcement of the Underwriting Agreement, the Deposit Agreement, the ADSs or any other document to be furnished thereunder, provided that the execution, delivery, consummation or enforcement of such document by the Underwriters and the holder of Common Shares or ADSs takes place outside of Korea.

(xxiv)	Other than as set forth in the Prospectus, the Time of Sale Information and the Registration Statement, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, could have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company or on the performance by the Company of its obligations under the Underwriting Agreement, the Deposit Agreement, and the ADSs; and to the best of our knowledge, no such investigations, actions, suits or proceedings are threatened or, contemplated by any governmental or regulatory authority or threatened by others.

Annex B-6

(xxv)	Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

(xxvi)	We have no reason to believe that any part of the Registration Statement and the ADS Registration Statement, and each amendment thereto, as of its effective date or as of the date of this opinion, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; that the Time of Sale Information, at the time when sales were first confirmed (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of the date of this opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no opinion as to the financial statements or other financial data contained in the Registration Statement, the ADS Registration Statement or the Prospectus.

Annex B-7

ANNEX E

[Form of Opinion of Korean Counsel to the Selling Shareholders]

(i)	Each of the Selling Shareholders has all necessary power and authority to execute and deliver the Underwriting Agreement, the Power of Attorney and the Custody Agreement and perform its obligations respectively thereunder, and the Underwriting Agreement, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by each of the Selling Shareholders and are valid and legally binding agreements of such Selling Shareholder.

(ii)	As of [DATE], which was the most recent date on which the register of the Company’s shareholders was closed, each of the Selling Shareholders (NAME OF SELLING SHAREHOLDERS) was registered as a holder of [NUMBER] Common Shares [and [NUMBER] Common Shares, respectively,] and there was no registration of any pledge, lien, encumbrance or any similar claim on such shares on the registry of shareholders of the Company.

(iii)	Each of the Selling Shareholders has valid and unencumbered title to the Shares to be sold in the form of ADSs pursuant to the Underwriting Agreement.

(iv)	Based on the assumption that, at the time of the transfer by the Selling Shareholders to the Custodian for the Depositary of the Shares underlying the ADSs and the payment by the Underwriters therefor pursuant to the Underwriting Agreement, neither the Depositary nor the Underwriters are aware, of any adverse claims relating to the Selling Shareholders’ ownership of such Shares, the Depositary will, upon transfer by the Selling Shareholder[s] to the Custodian for the Depository of the Shares underlying the ADSs and payment by the Underwriters therefor in the manner provided for in the Underwriting Agreement, acquire good and valid title to the Shares free and clear of any pledge, lien, encumbrance, equity or claim.

(v)	No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Republic of Korea, or any political subdivision or taxing authority thereof or therein, in connection with (A) the deposit with the Custodian of the Shares by such Selling Shareholder against the issuance of ADRs evidencing the ADSs to be sold by such Selling Shareholder, (B) the sale and delivery by such Selling Shareholder of the Shares and the ADSs to be sold by such Selling Shareholder to or for the respective accounts of the Underwriters or (C) the sale and delivery by the Underwriters of the Shares and such ADSs to the initial purchasers thereof in the manner contemplated by this Agreement.

Annex-B-1

(vi)	The sale of the Shares underlying the ADSs to be sold by each of the Selling Shareholders under the Underwriting Agreement and the performance by such Selling Shareholder of its obligations under the Underwriting Agreement, the execution and delivery of the Underwriting Agreement and the consummation of the transactions by each of the Selling Shareholders contemplated in the Underwriting Agreement, will not result in any violation of, or conflict with the provisions of the articles of incorporations of such Selling Shareholder or any other statute, law, order, decree, rule or regulation having the force of law of any court or governmental agency or body having jurisdiction over such Selling Shareholder.

(vii)	No consent, approval, authorization or order of, or qualification with, any governmental body or agency of Korea is required under Korean law for the deposit of the Shares with the Depositary against receipt of ADRs evidencing the ADSs, the sale of the ADSs and the performance by the Selling Shareholders of its obligations under the Underwriting Agreement.

(viii)	Each of the Selling Shareholders has the power, under the laws of Korea, to submit, and has taken all necessary action (corporate or otherwise) to submit, including, to the extent necessary under the laws of Korea, a valid waiver of immunity, to the jurisdiction of any New York Courts, and to appoint, and has taken all necessary action (corporate or otherwise) to appoint, CT Corporation System at 111 Eighth Avenue, New York, New York 10017, as the authorized agent of each of the Selling Shareholders for the purposes and to the extent described in the Underwriting Agreement.

(ix)	If any judgment of a competent court outside Korea was rendered against the Selling Shareholders in connection with any action arising out of or relating to the Underwriting Agreement or the ADRs, as the case may be, the courts of Korea will recognize such judgment as a valid judgment and enforce such judgment without re-examination of the merits; provided, that (a) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with the international jurisdiction principles under Korean law and applicable treaties, (b) the Selling Shareholders were duly served with service of process (other than by publication or similar means) in sufficient time to enable the Selling Shareholders to prepare its defense in conformity with applicable laws or responded to the action without being served with process, (c) recognition of such judgment is not contrary to the public policy of Korea, and (d) judgments of the courts of Korea are accorded reciprocal treatment under the laws of the jurisdiction which renders such judgment.

Annex B-2

ANNEX F

[Form of Opinion of Counsel to the Depositary]

(i)	The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms.

(ii)	Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Common Shares in accordance with the provisions of the Deposit Agreement, the ADRs will be duly and validly issued and fully paid and non-assessable and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

(iii)	The ADSs, the ADRs and the Deposit Agreement conform, in all material respect, to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Description of American depositary shares”, insofar as they purport to describe the provisions of such documents.

(iv)	The ADS Registration Statement has been filed and have declared effective by the Commission; no stop order suspending the effectiveness of the ADS Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act of 1933 (the “Act”); and the ADS Registration Statement, and each amendment as of their respective effective dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder.

Annex-C-1

ANNEX G

Form of Opinion of Cayman Counsel to Selling Shareholders

(i)	the [Company/Partnership] is duly registered under the laws of [Jurisdiction];

(ii)	the [Company/Partnership/Individual] has the power and authority to enter into, and to exercise its rights and perform its contemplated obligations under the Agreements;

(iii)	each of the Agreements have been duly authorized, executed and delivered by the [Company/Partnership] and constitutes valid and legally binding obligations of the [Company/Partnership] enforceable in accordance with its terms.

(iv)	the [Company/Partnership/Individual] has valid and unencumbered title to the Shares to be sold in the form of ADSs pursuant to the Underwriting Agreement.

(v)	The sale of the Shares underlying the ADSs to be sold by the [Company/Partnership/Individual] under the Underwriting Agreement and the performance by such the [Company/Partnership/Individual] of its obligations under the Underwriting Agreement, the execution and delivery of the Underwriting Agreement and the consummation of the transactions by the [Company/Partnership/Individual] contemplated in the Underwriting Agreement, will not result in any violation of, or conflict with the provisions of the articles of incorporations of the [Company/Partnership/Individual] or any other statute, law, order, decree, rule or regulation having the force of law of any court or governmental agency or body having jurisdiction over the [Company/Partnership/Individual].

(vi)	No consent, approval, authorization or order of, or qualification with, any governmental body or agency of [Local Jurisdiction] is required under [Local Jurisdiction] law for the deposit of the Shares with the Depositary against receipt of ADRs evidencing the ADSs, the issue and sale of the ADSs and the performance by the [Company/Partnership/Individual] of its obligations under the Underwriting Agreement.

(vii)	The [Company/Partnership/Individual] has the power, under the laws of [Local Jurisdiction], to submit, and has taken all necessary action (corporate or otherwise) to submit, including, to the extent necessary under the laws of [Local Jurisdiction], a valid waiver of immunity, to the jurisdiction of any New York Courts, and to appoint, and has taken all necessary action (corporate or otherwise) to appoint, CT Corporation System at 111 Eighth Avenue, New York, New York 10017, as the authorized agent of the [Company/Partnership/Individual] for the purposes and to the extent described in the Underwriting Agreement .

(viii)	If any judgment of a competent court outside [Local Jurisdiction] was rendered against the [Company/Partnership/Individual] in connection with any action arising out of or relating to the Underwriting Agreement or the ADRs, as the case may be, the courts of [Local Jurisdiction] will recognize such judgment as a valid judgment and enforce such judgment without re-examination of the merits;

Annex-D-1

(ix)	Except as set forth in the Prospectus, the Time of Sale Information and the Registration Statement, no stamp or other issuance or transfer taxes or duties, and no capital gains, income, withholding or other taxes, are payable by or on behalf of the Underwriters to [Local Jurisdiction] or any political subdivision or taxing authority thereof or therein (other than [Local Jurisdiction] tax payable by reason of the fact that its income generally is subject to tax in the [Local Jurisdiction]) in connection with (i) the deposit with the Depositary of the Common Shares against issuance of the ADRs evidencing the ADSs, (ii) the transfer by the [Company/Partnership/Individual] of the Common Shares underlying the ADSs to be sold by the [Company/Partnership/Individual] in the manner contemplated by the Underwriting Agreement, (iii) the sale and transfer of ADSs to the Underwriters (except payment of selling concessions and underwriting concessions payable to the Underwriters, as to which we express no view) or (iv) the sale and delivery outside [Local Jurisdiction] by the Underwriters of ADSs to the purchasers thereof in the manner contemplated in the Underwriting Agreement and the Prospectus and the Registration Statement.

(x)	[Any others that may be required under the laws of such jurisdiction customarily given in connection with authorizing and executing the type of transaction as contemplated in the Agreements.]

Annex D-2

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

            , 2005

JEFFERIES & COMPANY, INC.

As Representative of

the several Underwriters listed in

Schedule I to the Underwriting

Agreement referred to below

c/o Jefferies & Company, Inc.

520 Madison Avenue

New York, NY 10022

Re:	PIXELPLUS CO., LTD.—Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Pixelplus Co., Ltd., a company incorporated in the Republic of Korea (the “Company”), in connection with the public offering (the “Public Offering”) of American Depositary Shares representing the right to receive common shares of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Jefferies & Company, Inc. on behalf of the Underwriters, the undersigned will not, for a period of 180 days after the date of the prospectus relating to the Public Offering (the “Lock-up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any (x) common shares, par value W500 per share of the Company (the “Common Shares”) or any securities convertible into or exercisable or exchangeable for Common Shares (including, without limitation, Common Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (y) depositary receipts evidencing shares of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (or the right to receive such shares or securities) (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, in each case other than any sale or transfer of Lock-Up Securities to an affiliate of the undersigned, provided that such affiliate of the undersigned shall agree to be bound in writing by the terms of the restrictions in this Agreement with respect to the Lock-Up Securities during the remainder of the 180-day period. In addition, the undersigned agrees that, without the prior written consent of Jefferies & Company, Inc. on behalf of the Underwriters, it will not, during the Lock-up Period, make any demand for or exercise any right with respect to the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Securities, even if such Lock-Up Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.

Exhibit-A-1

Notwithstanding any provision herein to the contrary, in the event that the Company intends to publish or make a public announcement of its earnings (i) within 15 days prior to the expiration of the Lock-up Period, the Lock-up Period shall be automatically extended to expire on the 17th day after such publication or public announcement of earnings; or (ii) within 15 days after the expiration of the Lock-up Period, the Company shall notify Jefferies & Company, Inc. no later than 17 days before the scheduled date of the earnings publication or public announcement and the Lock-up Period shall be automatically reduced to expire on the 16th day before the proposed publication or public announcement date.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned and the Representative agree that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate for any reason whatsoever or be terminated prior to payment for and delivery of the American Depositary Shares to be sold thereunder, this Letter Agreement shall be of no force or effect and all obligations hereunder shall terminate.

Exhibit-A-2

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Exhibit-A-3

Very truly yours,

[NAME OF OFFICER/DIRECTOR / OPTION –HOLDER/ NON-SELLING SHAREHOLDER]

By:
Name:
Title:

Accepted as of the date

first set forth above:

JEFFERIES & COMPANY, INC.

Acting on behalf of itself

and the several Underwriters named in

Schedule 1 to the Underwriting Agreement

By:	JEFFERIES & COMPANY, INC.

By:
Name:
Title:	Attorney-in-fact

Exhibit-A-4